Exhibit 99.1

Dave Announces Preliminary Financial Results for Third Quarter 2024 and Issues Statement Regarding FTC Matter

LOS ANGELES, CA – November 5, 2024 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today announced certain preliminary financial results for the quarter ended September 30, 2024.

Preliminary Financial Results for Third Quarter 2024

Management expects the Company to report the following preliminary, unaudited results in respect of its quarterly period ended September 30, 2024:

•	Revenue of $92.5 million, a 41% year-over-year increase

•

Net Income of $0.5 million, a $12.5 million year-over-year increase. Net income for the quarter includes a $7.0 million legal settlement and litigation reserve related to the FTC matter referenced further below

•	Adjusted EBITDA* of $24.7 million, a $27.2 million year-over-year increase

* Non-GAAP measure. See reconciliation of this non-GAAP measure at the end of the press release.

“In light of the recent FTC action, we wanted to share preliminary Q3 results and reiterate the positive outlook for our business,” said Jason Wilk, Founder and CEO of Dave. “We are pleased to report that we have delivered yet another record quarter of accelerating revenue growth and profitability, demonstrating the continued strength of our business. Given our strong year-to-date performance and continued positive outlook, we plan to raise our full-year 2024 Revenue and Adjusted EBITDA guidance in our upcoming earnings release on November 12.

“It is worth emphasizing that the FTC’s action, for which we believe we have strong defenses, is related to consumer disclosures and consent, not our ability to charge subscription fees and optional tips and express fees moving forward. Accordingly, we have not contemplated any changes to our forecast as a result of the FTC’s action.

“With strong profitability, we believe we are well-positioned to sustain a vigorous defense and bring this matter to resolution. Our commitment to transparency, compliance, and customer trust remains our highest priority as we continue to serve the needs of our members.”

The financial information in this press release is preliminary, unaudited, based on currently available information, and subject to adjustment in the final financial statements to be filed with the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2024.

Statement Regarding FTC Matter

As we disclosed in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024, we have been cooperating with the FTC in response to a Civil Investigative Demand seeking information about our ExtraCash and other banking products. Following months of good-faith negotiations, we are disappointed the FTC has chosen to file suit against Dave, a company on a mission to level the financial playing field for the millions of Americans poorly served by the legacy financial system. The FTC asserts many incorrect claims regarding Dave’s disclosures and how the Company acquires consent for the fees associated with our products. For the avoidance of doubt, Dave’s ability to charge subscription fees and optional tips and express fees is not in question. We believe this case is another example of regulatory overreach by the FTC, and we intend to vigorously defend ourselves. We take compliance and customer transparency very seriously and believe that we have always acted within the law. We remain focused on serving our members who love and rely on our products.

Full Earnings Release and Conference Call

Dave management will host a conference call on Tuesday, November 12, 2024, at 5:00 p.m. Eastern time to discuss its full financial results for the third quarter ended September 30, 2024. The Company’s results will be reported in a press release prior to the call. The conference call details are as follows:

Date: Tuesday, November 12, 2024

Time: 5:00 p.m. Eastern time

Dial-in registration link: https://register.vevent.com/register/BI016561a0842c42bbab1ee1bf5184c76f

Live webcast registration link: https://edge.media-server.com/mmc/p/wscy393g/

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. Dave partners with Evolve Bank & Trust, a FDIC member. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotation of our Chief Executive Officer relating to Dave’s future performance and growth, statements relating to fiscal year 2024 guidance, projected financial results for future periods, plans for marketing spend and the FTC’s lawsuit against us and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash advances; the ability of Dave to retain its current Members, acquire new Members and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave Members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including the FTC’s lawsuit against Dave; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other economic factors, including rising interest rates, and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2024 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Preliminary Financial and Operating Results

The preliminary financial results set forth above for the three months ended September 30, 2024, reflect preliminary, unaudited estimates with respect to such results based solely on currently available information, which is subject to change. Such preliminary results are subject to the finalization of quarter-end financial and accounting procedures. While carrying out such procedures, Dave may identify items that would require it to make adjustments to the preliminary estimates of financial results set forth herein. As a result, Dave’s actual financial results could differ than the information set forth herein and such differences could be material. Moreover, preliminary and estimated financial results should not be viewed as a substitute for Dave’s full quarterly financial statements for the three months ended September 30, 2024, which will be prepared in accordance with U.S. GAAP.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA (loss), which is a non-GAAP financial measure that is adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and excludes certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA (loss) as GAAP net income (loss) attributable to Dave before the impact of interest income or expense, provision/(benefit) for income taxes, and depreciation and amortization, and adjusted to exclude legal settlement and litigation expenses, other non-recurring strategic financing and transaction expenses, stock-based compensation expense, and certain other non-core items.

Adjusted EBITDA (loss) may be helpful to the user in assessing our operating performance and facilitates an alternative comparison among fiscal periods. The Company’s management team uses Adjusted EBITDA (loss), among other non-GAAP financial measures, in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute its non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of Adjusted EBITDA (loss) to its most directly comparable GAAP measure for the three and nine months ended September 30, 2024 and 2023.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com

DAVE INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (LOSS)

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$0.5	$(12.1)	$41.1	$(48.7)
Interest expense, net	1.5	1.7	3.7	5.0
Provision for income taxes	0.4	—	1.8	—
Depreciation and amortization	1.7	1.4	5.2	3.7
Stock-based compensation	13.4	6.7	27.2	20.1
Gain on extinguishment of convertible debt	—	—	(33.4)	—
Legal settlement and litigation expenses	7.0	—	7.0	—
Changes in fair value of earnout liabilities	—	—	0.1	—
Changes in fair value of public and private warrant liabilities	0.2	(0.2)	0.4	(0.2)

Adjusted EBITDA (loss)	$24.7	$(2.5)	$53.1	$(20.1)